EXHIBIT 99.1

                           EXPRESS SCRIPTS TO ACQUIRE
                       DIVERSIFIED PHARMACEUTICAL SERVICES


     ST. LOUIS, February 9, 1999 -- Express Scripts, Inc. (NASDAQ: ESRX), one of the nation's largest pharmacy benefit management (PBM) firms, announced today that it has signed a definitive agreement to acquire Diversified Pharmaceutical Services (DPS), a subsidiary of SmithKline Beecham (NYSE: SBH). Express Scripts will pay SmithKline $700 million in cash. The transaction will be accounted for as a purchase and is anticipated to be non-dilutive to Express Scripts' earnings in the first full year of operation.

     The combination of Express Scripts and DPS creates the third largest pharmacy benefit manager in the U.S., managing nearly $10 billion in drug spend, and the largest PBM independent of pharmaceutical manufacturer or drug store chain ownership. DPS currently provides pharmacy benefit management services to approximately 23.5 million members, of which 10.5 million are members of UnitedHealth Group (UHG) plans served under a contract that expires in May, 2000. Upon consummation of this transaction and prior to the expiration of the UHG contract, Express Scripts will provide pharmacy benefit management services to more than 47 million members.

     "The combination of Express Scripts and DPS brings together two leading PBM firms, solidifying Express Scripts' position in the top ranks of the PBM industry," says Barrett Toan, president and chief executive officer of Express Scripts. "It enhances our ability to provide the full range of pharmacy benefit management and consultative services to all sectors of a market that seeks greater cost control, more service and better member health in confronting the twin challenge of rising drug costs and usage."

     The transaction makes Express Scripts even more competitive in today's marketplace due to its increased size, continued independence, full-service capabilities and its consultative approach to managing America's most used health benefit. Independence from both pharmaceutical manufacturer and retail drug store chain ownership is valued by plan sponsors who want maximum flexibility in drug and pharmacy choices. DPS will also bring complementary capabilities for claims processing and reporting for clients, as well as added call center capacity.

     Together with DPS, Express Scripts will be the largest provider of PBM services to health maintenance organizations (HMO). HMOs typically exercise greater control over formulary design than other plan sponsors and seek more sophisticated cost and utilization data. Express Scripts and DPS are similar in that both organizations were founded by HMOs.

     In April, 1998, Express Scripts completed its acquisition of ValueRx from Columbia/HCA Healthcare Corporation. Since then, the company has met all ValueRx integration targets on or before schedule. Toan added, "We have successfully achieved our integration goals with ValueRx while maintaining a non-dilutive earnings stream and positive cash flow. The ValueRx acquisition provides an even stronger base of knowledge and experience on which to integrate DPS. We will strive again to maximize value for customers and shareholders, while providing high-quality service to all our clients."

     The transaction is expected to close in the second quarter of 1999. Completion of the transaction is subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to be financed through a credit facility arranged by Credit Suisse First Boston and BT Alex. Brown Incorporated. The $1.1 billion credit facility is comprised of an $800 million term loan and $300 million revolving line of credit. In addition, the company has secured a $150 million bridge loan to facilitate the closing. The loan proceeds will be used towards the $700 million purchase price and acquisition related expenses, and will also be used to refinance the company's existing $360 million bank facility. The remainder of the facility is available as a revolving line of credit for the company to meet its working capital needs, if any. Credit Suisse First Boston acted as the company's financial advisor on the transaction.

     Express Scripts, Inc., is the nation's leading independent full-service pharmacy benefit management (PBM) and specialty managed care company. Through facilities in seven states and Canada, the company serves thousands of clients throughout North America, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans. Express Scripts currently manages more than $5.0 billion in annual drug spend.

     The company provides a full range of consultative PBM services, including pharmacy network management, mail service, formulary management, disease management and medical and drug data analysis services. The company also provides medical information management services, which include provider profiling and outcomes assessments, informed decision counseling services and infusion therapy services. Express Scripts is headquartered in St. Louis, Missouri and has additional major sites in Minneapolis, Minnesota; Bensalem, Pennsylvania; Albuquerque, New Mexico; Tempe, Arizona; Troy, New York; and Farmington Hills, Michigan. More information can be found at HTTP://WWW.EXPRESS-SCRIPTS.COM.

     SmithKline Beecham - one of the world's leading healthcare companies - discovers, develops, manufactures and markets pharmaceuticals, vaccines, over-the-counter medicines and health-related consumer products, and provides healthcare services including clinical laboratory testing and disease management. For company information visit SmithKline Beecham on the world-wide web at HTTP://WWW.SB.COM.

     This press release contains forward-looking statements, including, but not limited to, statements related to the company's plans, objectives, expectations (financial and otherwise) or intentions. The company's actual results may differ significantly from those projected or suggested in any forward-looking statements. Certain factors relating to the announced acquisition that might cause such a difference to occur include, but are not limited to, the loss of major clients of DPS, including UnitedHealth Group, whose contract expires in May, 2000 and which accounts for approximately 44% of DPS's total membership; higher than expected costs in integrating and operating the combined company; and risks inherent in refinancing the bridge loan facility.

     Other general factors that may impact these forward-looking statements include heightened competition; changes in pricing or discount practices of pharmaceutical manufacturers; the ability of the company to consummate contract negotiations with prospective clients; competition in the bidding and proposal process; adverse results in certain litigation and regulatory matters; lower than expected sales and revenue growth; the adoption of adverse legislation or a change in the interpretation of existing legislation or regulations; risks associated with the development of new products; risks associated with the "Year 2000" issue, including the ability of the company to successfully convert its information systems and its non- information systems, and the ability of its vendors/trading partners to successfully convert their systems to accommodate dates beyond December 31, 1999; and other risks described from time to time in the company's public filings with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Contact: George Paz, Chief Financial Officer Diana Baumohl, VP Investor Relations Express Scripts, Inc. (314) 770-1666 ext. 67487 or 67333

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The Companies at a Glance

                Express Scripts/Value Rx                       Diversified Pharmaceutical Services
-------------------------------------------------------------- -------------------------------------------------
Company         Largest pharmacy benefit manager independent   Provider of pharmaceutical benefit management
description     of pharmaceutical  manufacturer or drug store  services, a division of SmithKline Beecham chain ownership.  Established in 1986 as part  (NYSE:  SBH).
                of Sanus, an HMO.                              Acquired by SmithKline for $2.3 billion in 1994
                                                               from UnitedHealthcare Group which founded the
                                                               company in 1976.
-------------------------------------------------------------- -------------------------------------------------
-------------------------------------------------------------- -------------------------------------------------
Markets         Managed   care    organizations,    insurance  Major HMO's and managed care organizations
served          carriers,  third-party administrators,  small
                and  large   employers  and   union-sponsored
                benefit plans
-------------------------------------------------------------- -------------------------------------------------
-------------------------------------------------------------- -------------------------------------------------
Market          More than 97 percent of revenues               Strong clinical systems and services
                derived from providing a full range of         which gives managed care customers
                pharmacy benefit management and                increased predictability and flexibility
                consultative services                          in developing and managing the drug
                                                               benefit for their members
                Retail networks cover more than 53,000
                of the nation's pharmacies                      Active formulary management system which
                                                                enhances the ability of clients to
                One of the largest mail order                   optimize the prescription benefit for
                pharmacies in the nation, processing            their members
                more than 30,000 prescriptions daily
-------------------------------------------------------------- -------------------------------------------------
Employees       3,000                                          1,000
-------------------------------------------------------------- -------------------------------------------------
Covered           23.5 million                                 23.5  million (of which 10.5 million are members
lives                                                          of   UnitedHealthcare   Group,  served  under  a
                                                               contract that terminates in May, 2000)
-------------------------------------------------------------- -------------------------------------------------
Drug spend      $5 billion                                     $5 billion
-------------------------------------------------------------- -------------------------------------------------
Headquarters    St. Louis, MO with additional  major sites in  Edina, MN, with call center in Philadelphia, PA
and office      Minneapolis,  MN; Bensalem,  PA; Albuquerque,
locations       NM;  Tempe,  AZ;  Troy,  NY;  and  Farmington
                Hills

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Transaction Highlights:

Transaction cost        $700 million in cash
----------------------- -------------------------------------------------------
Structure               Accounted for as a purchase and is anticipated to be
                        non-dilutive  to Express  Scripts'
                        earnings in the first full year of operation
----------------------- -------------------------------------------------------
Source                  of funding Financing through a $1.1 billion
                        credit facility, of which $800 million is term
                        and $300 million is revolving; Credit facility
                        arranged by Credit Suisse First Boston and BT
                        Alex. Brown Incorporated. Financial advisor was
                        Credit Suisse First Boston.
----------------------- -------------------------------------------------------
Contingencies           Customary closing conditions, including required
                        governmental approvals, expiration of the
                        requisite waiting period under the
                        Hart-Scott-Rodino Antitrust Improvements Act
----------------------- -------------------------------------------------------
Anticipated closing     Second quarter of 1999
----------------------- -------------------------------------------------------

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